                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             CCA INDUSTRIES, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                             CCA INDUSTRIES, INC.

                                 ------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 JULY 15, 1997

                                 ------------

To The Shareholders:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CCA INDUSTRIES, INC., a Delaware corporation (hereinafter, the "Company"), will be held on July 15, 1997, at 4 p.m. at the Grand Hyatt Hotel, Park Avenue at Grand Central Station, New York, New York, for the following purposes:

MANAGEMENT PROPOSALS

  1. To elect directors to serve on the Board of Directors for the ensuing year.

  2. To approve the appointment of Sheft Kahn & Company L.L.P. as the Company's independent certified public accountants for the fiscal year ending November 30, 1997.

OTHER MATTERS

  To transact such other business as may properly come before the meeting or any adjournment thereof.

                                     * * *

  The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

  Only shareholders of record at the close of business on June 10, 1997 are entitled to notice of the meeting, and to vote at the meeting and at any continuation or adjournment thereof.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                       Ira W. Berman,
                                       Corporate Secretary and Chairman of
                                       the Board

East Rutherford, New Jersey
June 10, 1997


   WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES AND IN THE ENVELOPE PROVIDED THEREFOR.

                             CCA INDUSTRIES, INC.
                       EAST RUTHERFORD, NEW JERSEY 07073

                                 ------------

                                PROXY STATEMENT

                                 ------------

  The enclosed proxy is solicited on behalf of the Board of Directors of CCA INDUSTRIES, INC., a Delaware corporation (hereinafter, the "Company"), for use at its Annual Meeting of Shareholders to be held on July 15, 1997, at 4 p.m. Shareholders of record on June 10, 1997 will be entitled to vote. The meeting will be held at the Grand Hyatt Hotel, Grand Central Station, New York, New York.

  The Company intends to mail this Proxy Statement, and the Company's Annual Report for the 1996 fiscal year, on or about June 13, 1997.

                                  I. GENERAL

A. VOTING

  There are two classes of stock authorized by the Company's Certificate of Incorporation; Common Stock and Class A Common Stock. On May 23, 1997, there were 7,208,551 total shares outstanding; consisting of 6,017,321 shares of Common Stock and 1,191,230 shares of Class A Common Stock.

  Owners of Common Stock and owners of Class A Common Stock are entitled to one vote for each share of stock held, and voting on all matters other than the election of directors is as though all such stock were Common Stock. Moreover, except in respect of the election of directors (as hereinbelow described), the Common Stock and Class A Common Stock, and attendant rights of each, are equivalent.

  The holders of Common Stock have the right to elect three directors, and the holders of Class A Common Stock have the right to elect four. In a particular election, each holder of Common Stock is entitled to vote the number of shares held for as many persons as there are directors then to be elected by holders of Common Stock, and each holder of Class A Common Stock is entitled to vote shares held for as many persons as there are directors then to be elected by holders of Class A Common Stock.

  A quorum, counting proxies and shares represented in person, is necessary to the voting upon proposals proposed by Management, and other business that may properly come before the 1997 Annual Meeting. Fifty percent (50%) of all outstanding shares constitutes a quorum for all purposes other than the election of directors. In respect thereof, fifty percent (50%) of the outstanding shares of Common Stock is a quorum for the election of directors to be elected by holders of Common Stock, and fifty percent (50%) of the outstanding shares of Class A Common Stock is a quorum for the election of directors to be elected by holders of Class A Common Stock.

  Nonvoting of shares (whether by abstention, broker non-vote or otherwise), other than the potential effect of denying a quorum, has no impact on voting.

B. SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND 5% OWNERS

  The following table sets forth certain information regarding the ownership of the Company's Common Stock and/or Class A Common Stock as of May 23, 1997 by (i) all those known by the Company to be owners of as much as five (5%) percent of the outstanding shares of Common Stock or Class A Common Stock,
(ii) each officer and director who is an owner, and (iii) all officers and directors as a group. Unless otherwise indicated, each of the shareholders has sole voting and investment power with respect to the shares owned (subject to community property laws, where applicable), and is beneficial owner of them.

                                   NUMBER OF
                                 SHARES OWNED:
                               -----------------  OWNERSHIP
                               COMMON             PERCENTAGE
        NAME AND ADDRESS        STOCK   CLASS A  (ALL SHARES)
        ----------------       ------- --------- ------------
   David Edell...............  123,300   557,615     9.45
    c/o CCA Industries, Inc.
    200 Murray Hill Parkway
    East Rutherford, NJ 07073
   Ira W. Berman.............  128,300   534,615     9.20
    c/o CCA Industries, Inc.
   Jack Polak................   25,000    47,700     1.01
    98 Park Avenue
    New York, NY 10016
   Dunnan Edell..............   51,250         0     0.71
    c/o CCA Industries, Inc.
   Drew Edell................   51,250         0     0.71
    c/o CCA Industries, Inc.
   Sidney Dworkin............   50,000         0     0.70
    1550 No. Powerline Road
    Pompano, FL 33069
   Officers and Directors as
   a group (9 persons) ......  429,100 1,139,930    21.77

--------
(1) David Edell, Ira Berman and Jack Polak own over 95% of the outstanding shares of Class A Common Stock. Messrs David Edell, Dunnan Edell and Ira Berman are officers and directors. Mr. Drew Edell is an officer. Messrs Polak and Dworkin are directors.

C. EXECUTIVE COMPENSATION

 i. Summary Compensation Table

  The following table summarizes compensation earned in 1996, 1995 and 1994 by the Chief Executive Officer and all other executive officers (the "named officers") who were paid as much as $100,000 in 1996.

                                   ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                          ----------------------------------------- --------------------------
                                                                       NUMBER
                                                                      OF SHARES
                                                       ALL OTHER     COVERED BY      OTHER
   NAME AND PRINCIPAL                                   ANNUAL      STOCK OPTIONS  LONG-TERM
        POSITION          YEAR  SALARY      BONUS   COMPENSATION(1)  GRANTED(2)   COMPENSATION
   ------------------     ---- --------    -------- --------------- ------------- ------------
David Edell.............  1996 $337,080    $131,896     $21,560              0         0
 President and Chief      1995  318,000      63,600      18,456              0         0
 Executive Officer        1994  300,000     185,990      13,571              0         0
Ira W. Berman...........  1996  337,080(3)  131,896      22,876              0         0
 Secretary and Executive  1995  318,000(4)   63,600      17,096              0         0
 Vice President           1994  300,000(4)  185,990      11,609              0         0
Dunnan Edell............  1996  185,096      25,000      15,659              0         0
 Executive Vice           1995  175,000       3,365      13,440              0         0
 President--Sales         1994  175,000      50,000       9,498         25,000         0
Drew Edell..............  1996  112,100      15,000      12,063              0         0
 Vice President--         1995   98,000       1,885       2,925              0         0
 Manufacturing            1994   98,000      30,000       1,973         25,000         0
Steven Manenti..........  1996  300,000           0      24,485        100,000         0
 Sr. Vice President--     1995        0           0           0              0         0
 Sales                    1994        0           0           0              0         0

--------
(1) Includes the personal-use value of Company-leased automobiles, the value of Company-provided life insurance, and health insurance that is made available to all employees, plus directors fees.
(2) Information in respect of stock option plans appears below in the sub-topic, Employment Contracts/Executive Compensation Program.
(3) Includes $110,046 paid to the law firm of Ira W. Berman & Associates, P.C.
(4) Includes $99,396 paid to the New York City law firm of Berman & Murray, where Mr. Berman was the Senior Partner through 1995.

 ii. 1996 Option Grants, Fiscal Year Option Exercises, Year-End Option Valuation, Option Repricing

                                    FISCAL 1996 OPTION GRANTS
                                  -----------------------------
                                              % OF
                                  NUMBER OF   TOTAL                POTENTIAL
                                  UNDERLYING OPTIONS EXPIRATION    REALIZABLE
                                    SHARES   GRANTED    DATE       VALUES(1)
                                  ---------- ------- ---------- ----------------
                                                                  5%      10%
                                                                ------- --------
Mr. Manenti......................  100,000     100   Dec., 2000 $94,334 $239,062

--------
(1) The "Potential Realizable Values" are the dollar values that would be realized at the option-expiration date assuming appreciation as the U.S. Securities And Exchange Commission requires for the example (i.e., at 5% and 10% per annum). In all events, these assumed rates and values and are not intended to forecast any stock appreciation. Actual gains, if any, are dependent upon the actual future performance of the Company and the Common Stock, and overall economic conditions.

  Other than those to Mr. Manenti, no options were granted or issued to named officers in the fiscal year ended November 30, 1996. The next table identifies 1996 fiscal-year option exercises by named officers, and reports a valuation of their options.

                    FISCAL 1996 AGGREGATED OPTION EXERCISES
                      AND NOVEMBER 30, 1996 OPTION VALUES

                                                        NUMBER OF
                                                          SHARES      VALUE OF
                                                        COVERED BY  UNEXERCISED
                                   NUMBER OF           UNEXERCISED  IN-THE-MONEY
                                    SHARES              OPTIONS AT   OPTIONS AT
                                   ACQUIRED    VALUE   NOVEMBER 30, NOVEMBER 30,
                                  ON EXERCISE REALIZED     1996       1996(1)
                                  ----------- -------- ------------ ------------
David Edell......................   100,000   $116,600   497,500      $854,969
Ira W. Berman....................   100,000    116,600   492,000       845,000
Dunnan Edell.....................    48,600     61,520    25,000             0
Drew Edell.......................    50,000    107,350    25,000             0
Steven Manenti...................         0          0   100,000        81,250

--------
(1) Represents the difference between a greater market price and the respective exercise prices of options at November 30, 1996.

                               REPRICED OPTIONS

  The following table identifies the stock options held by the named officers, the exercise prices of which have been reduced during the past 10 years.

                                           ORIGINAL
                             NUMBER         GRANT   ORIGINAL        DATE      NEW
                            OF SHARES        DATE    PRICE        REPRICED   PRICE
                            ---------      -------- --------      --------   -----
David Edell................  100,000         1/90    $1.50          3/91     .625
Ira W. Berman..............  100,000         1/90     1.50          3/91     .625
David Edell................  100,000         3/90      .75          3/91     .625
Ira W. Berman..............  100,000         3/90      .75          3/91     .625
David Edell................  200,000(2)(3)   2/86     1.59(2)(3)   12/87(1)   .55
Ira W. Berman..............  200,000(2)(3)   2/86     1.59(2)(3)   12/87(1)   .55
David Edell................  197,500(3)      2/87     2.50(3)      12/87(1)   .50
Ira W. Berman..............  192,000(3)      2/87     2.50(3)      12/87(1)   .50

--------
(1) In fact, these are options that were canceled and replaced. In respect thereof, the original price and new price columns represent the canceled option price and the "replacement' option price.
(2) Represents 101,235 "Nonqualified Stock Options" at $1.38 per share, and 98,765 "Employee Incentive Stock Options" at $1.80 per share.
(3) These options were canceled and 185,000 Employee Incentive Stock Options at $.55 and 15,000 such options at $.50 were issued to Mr. David Edell and to Mr. Berman.

 iii. Executive Compensation Principles; Audit and Compensation Committee

  The Company's Executive Compensation Program is based on guiding principles designed to align executive compensation with Company values and objectives, business strategy, Management initiatives, and financial performance. In applying these principles the Audit and Compensation Committee of the Board of Directors, comprised of David Edell, Ira W. Berman, Stanley Kreitman and Jack Polak, endeavors to:

  . Reward executives for long-term strategic management and the enhancement of shareholder value.

  . Integrate compensation programs with the Company's annual and long-term strategic planning.

  . Support a performance-oriented environment that rewards achievement of Company goals, and performance by the Company as compared to performance throughout the industry in which it competes and the economy in general.

 iv. Employment Contracts/Compensation Program

  The total compensation program consists of both cash and equity based compensation. The Audit and Compensation Committee (the "Committee") determines the level of salary and bonuses, if any, for key executive officers other than Messrs. David Edell and Ira Berman. The Committee determines the salary or salary range based upon competitive norms. Actual salary changes are based upon performance.

  Bonuses (see the Summary Compensation Tables), other than Mr. David Edell's and Mr. Berman's, were awarded in consideration of the Company's performance during 1996.

  On March 17, 1994, the Board of Directors approved 10-year employment contracts for David Edell and Ira Berman (with Mr. Edell and Mr. Berman abstaining). Pursuant thereto, each was provided a base salary of $300,000 in fiscal 1994, with a year-to-year CPI or 6% increment, and each is paid 2 1/2% of the Company's pre-tax income, less depreciation and amortization, plus 20% of the base salary, as bonus.

  Long-term incentives are provided trough the issuance of stock options.

 v. Stock Option Plans

  The Company's 1984 Stock Option Plan covered 1,500,000 shares of its Common Stock.

  The Company's 1986 Stock Option Plan covered 1,500,000 shares of its Common Stock.

  The Company's 1994 Stock Option Plan covers 1,000,000 shares of its Common Stock.

  The 1994 Option Plan provides (as had the 1984 and 1986 plans) for the granting of two (2) types of options: "Incentive Stock Options" and "Nonqualified Stock Options". The Incentive Stock Options (but not the Nonqualified Stock Options) are intended to qualify as "Incentive Stock Options" as defined in Section 422(a) of The Internal Revenue Code. The Plans are not qualified under Section 401(a) of the Code, nor subject to the provisions of the Employee Retirement Income Security Act of 1974.

  Options may be granted under the plan to employees (including officers and directors who are also employees) and consultants of the Company, provided, however, that Incentive Stock Options may not be granted to any non-employee director or consultant.

  The plan is administered and interpreted by the Board of Directors. (Where issuance to a Board member is under consideration, that member must abstain.) The Board has the power, subject to plan provisions, to determine the persons to whom and the dates on which options will be granted, the number of shares subject to each option, the time or times during the term of each when options may be exercised, and other terms. The Board has the power to delegate administration to a Committee of not less than two (2) Board members, each of whom must be disinterested within the meaning of Rule 16b-3 under the Securities Exchange Act, and ineligible to participate in the option plan or in any other stock purchase, option or appreciation right under plan of the Company or any affiliate. Members of the Board receive no compensation for their services in connection with plan administration.

  The 1994 Option Plan permits the exercise of options for cash, other property acceptable to the Board or pursuant to a deferred payment arrangement. It specifically authorizes that payment may be made for stock issuable upon exercise by tender of Common Stock of the Company; and the Executive Committee is authorized to make loans to option exercisers to finance optionee tax-consequences in respect of option exercise, but such loans must be personally guaranteed and secured by the issued stock.

  The maximum term of each option is ten (10) years. No option granted is transferable by the optionee other than upon death.

  The plan provides that options will terminate three (3) months after the optionee ceases to be employed by the Company or a parent or subsidiary of the Company unless (i) the termination of employment is due to such person's permanent and total disability, in which case the option may, but need not, provide that it may be exercised at any time within one (1) year of such termination (to the extent the option was vested at the time of such termination); or (ii) the optionee dies while employed by the Company or a parent or subsidiary of the Company or within three (3) months after termination of such employment, in which case the option may, but need not, provide that it may be exercised (to the extent the option was vested at the time of the optionee's death) within eighteen (18) months of the optionee's death, by the person or persons to whom the rights under such option pass by will or by the laws of descent or distribution; or (iii) the option by its terms specifically provides otherwise.

  The exercise price of all Nonqualified Stock Options must be at least equal to 85% of the fair market value of the underlying stock on the date of grant. The exercise price of all Incentive Stock Options must be at least equal to the fair market value of the underlying stock on the date of grant. The aggregate fair market value of stock of the Company (determined at the date of the option grant) for which any employee may be granted Incentive Stock Options in any calendar year may not exceed $100,000, plus certain carryover allowances. The exercise price of an Incentive Stock Option granted to any participant who owns stock possessing more than ten (10%) of the voting rights of the Company's outstanding capital stock must be at least 110% of the fair market value on the date of grant and the maximum term may not exceed five (5) years.

  Consequences to the Company: There are no Federal income tax consequences to the Company by reason of the grant or exercise of an Incentive Stock Option.

  As at May 23, 1997, 1,242,000 stock options, yet exercisable, to purchase 1,242,000 shares of the Company's Common Stock, were outstanding.

 vi. Performance Graph

  Set forth below is a line graph comparing cumulative total shareholder return on the Company's Common Stock, with the cumulative total return of companies in the NASDAQ Equity Market (U.S.) and the cumulative total return of Dow Jones's Cosmetics/Personal Care Index.



                             [Chart Appears Here]

                                                          Cumulative Total Return
                                                  ----------------------------------------
                                                  11/91  11/92  11/93  11/94  11/95  11/96
                                                  -----  -----  -----  -----  -----  -----
CCA Industries, Inc.  ..........................   100    255    964    545    209    336
DJ Equity Market  ..............................   100    119    131    132    182    233
DJ Cosmetics/Personal Care  ....................   100    136    134    162    219    294

* $100 INVESTED ON 11/30/91 IN STOCK OR INDEX - INCLUDING
  REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING NOVEMBER 30.


D. THE BOARD OF DIRECTORS AND STANDING COMMITTEES

  The Company's Board of Directors has no nominating committee. Its Audit and Compensation Committee members are Messrs. David Edell, Ira W. Berman, Stanley Kreitman and Jack Polak. They meet as such approximately once every three months, to review financial information in respect of the Company's business.

  During the 1996 fiscal year there were three formal meetings of the full Board. Informal meetings of members of the Board were held quarterly.

E. RELATED DIRECTORS AND/OR OFFICERS

  David Edell is the Company's President and Chief Executive Officer. He is also a director. Drew Edell and Dunnan Edell are his sons. Both are Vice-Presidents of the Company, and Dunnan Edell is also a director.

F. REVOCABILITY OF PROXIES

  Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time before its exercise. Thus, it may be revoked prior to its exercise by the filing of an instrument of revocation, or a duly executed proxy bearing a later date, with the Secretary of the Company at the Company's principal executive office. A proxy holder can also revoke a filed proxy by attending the meeting and voting in person.

G. SOLICITATION OF PROXIES

  It is estimated that the costs associated with proxy solicitation will be approximately $15,000. The Company will bear the entire cost of solicitation, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy, and any additional material furnished to shareholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others, for forwarding of such material to beneficial owners. The Company may reimburse such persons their forwarding costs. Original solicitation of proxies by mail may be supplemented by telephone, telegram, or personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for any such services.

H. SHAREHOLDER PROPOSALS FOR 1998

  Proposals of shareholders that are intended to be presented at the Company's 1998 Annual Meeting of Shareholders must be received by the Company no later than December 31, 1997 in order to be included in the Proxy Statement and proxy relating to that meeting.

                           II. MANAGEMENT PROPOSALS

                                PROPOSAL NO. 1

                     NOMINATION AND ELECTION OF DIRECTORS

  Management proposes that seven directors be elected at the 1997 Annual Meeting; three by holders of Common Stock and four by holders of Class A Common Stock. Each elected director will hold office until the next Annual Meeting of Shareholders and until a successor is elected and has qualified, or until death, resignation or removal.

  Management recommends that holders of Common Stock vote in favor of the three nominees they propose for election by holders of Common Stock. Each of such nominees has agreed to serve if elected. Unless otherwise instructed, the proxy holders will vote the received proxies for Management's nominees.

  Set forth below is information regarding Management's Common Stock nominees, including information they have furnished concerning their principal occupations and certain other directorships, and their ages as of May 1, 1997. (Mr. Abada does not own any Company stock. The stock ownership of each of the other Common Stock nominees, Messrs. Sidney Dworkin and Dunnan Edell, is presented above, under "Share Ownership of Directors, Officers and 5% Owners.")

 a. Common Stock Nominees

  Sidney Dworkin, age 76, has been a director since 1985. He was one of the founders, and from 1966 until 1987, was the President and Chairman of the Board, of Revco D.S., Inc., one of the largest drug store chains in the United States. (He terminated his association with Revco in September 1987.) Mr. Dworkin is a certified public accountant and a graduate of Wayne State University. He is also a director of Northern Technologies, Inc., Crager Industries, Inc. and Viragen Inc., and is Chairman of the boards of Comtrex Systems, Inc., General Computer Corp., MarbleEdge Group, Inc., and Interactive Technologies, Inc. He was a director of Neutrogena Corp. until its acquisition by Johnson & Johnson in 1994, and is a former Chairman of the National Association of Chain Drug Stores.

  Dunnan Edell, the 41 year-old son of David Edell, became a director in 1994. A Senior Vice President-Sales, he joined the Company in 1984, and was appointed Divisional Vice-President in 1986. He was employed by Alleghany Pharmacal Corporation from 1982 to 1984, and by Hazel Bishop from 1977 to 1981.

  Rami G. Abada, age 37, is the Executive Vice President and Chief Operating Officer of the publicly-owned Jennifer Convertibles, Inc. He has held that position since April of 1994. From 1982 to 1994, he was a Vice President of Operations in the Jennifer Convertibles organization. Mr. Abada, who is Ira Berman's son-in-law, earned a B.B.A. in 1981 upon his graduation from Bernard Baruch College of The City University of New York.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH OF THE COMMON STOCK NOMINEES AS PROPOSED IN THIS PROPOSAL NO. 1.

 b. Class A Common Stock Nominees

  The four nominees proposed for election by the holders of the Company's Class A Common Stock have agreed to continue to serve as directors, and will be elected since three of them (Messrs. Berman, Polak and David Edell) own, in aggregate, more than 95% of the outstanding shares of Class A Common Stock, and they have nominated themselves and the fourth Class A director and nominee (Mr. Stanley Kreitman). Thus, no vote or proxy is solicited in respect of the Class A nominees. (Mr. Kreitman does not own any Company Stock. The stock ownership of each of the other Class A nominees is presented above, under "Share Ownership of Directors, Officers and 5% Owners.")

  David Edell, age 65, is President and Chief Executive Officer. Prior to his association with the Company he was a marketing and financial consultant; and, by 1983, he had extensive experience in the health and beauty aids field as an executive director and/or officer of Hazel Bishop, Lanolin Plus and Vitamin Corporation of America.

  Ira W. Berman, age 65, is the Company's Executive Vice President and Corporate Secretary. He is also Chairman of the Board of Directors. Mr. Berman is an attorney who has been engaged in the practice of law since 1955. He received a Bachelor of Arts Degree (1953) and Bachelor of Laws Degree (1955) from Cornell University, and is a member of the American Bar Association.

  Jack Polak, age 84, has been a private investment consultant since April 1982, and holds a tax consultant certification in The Netherlands. Mr. Polak is a director and Vice President of New York Offices, Inc., Chicago Offices, Inc. and Atlanta Offices, Inc. (each a private company engaged in subleasing and providing office services). From 1977 until 1995, he was a director of Petrominerals Corporation, a public company engaged in oil and gas production, located in Tustin, California. From August 1993 until February 1995, he was a director of Convergent Solutions, Inc. Since February 1995 (upon a merger involving Convergent Solutions), he has been a director of K.T.I. Industries, Inc. of Guttenberg, NJ, and a member of its Board's Audit and Compensation Committee. Convergent Solutions was, and K.T.I. is, a public company engaged in the waste-to-energy business.

  Stanley Kreitman, age 65, has been Vice Chairman of the Board of Manhattan Associates, an equity- investment firm, since 1994. He is also a director of Medallion Financial Corp., an SBIC. Mr. Kreitman has been Chairman of the Board of Trustees of The New York Institute of Technology since 1989, and of Crime-Stoppers of Nassau County (NY), since 1994. He is also a director and/or executive committee member of the following organizations: The New York City Board of Corrections, The New York City Police Foundation, St. Barnabas Hospital, The New York College of Osteopathic Medicine, and The Police Athletic League. From 1975 until 1993, he was President of United States Banknote Corporation, a security printer.

                                PROPOSAL NO. 2

                      APPROVAL OF APPOINTMENT OF AUDITORS

  The Board of Directors has appointed the firm of Sheft Kahn & Company L.L.P., independent certified public accountants (the "Auditors"), to audit the accounts and certify the financial statements of the Company for the fiscal year ending November 30, 1997. The appointment shall continue at the pleasure of the Board of Directors, subject to approval by the shareholders. The Auditors have acted as the Company's auditors since 1983.

  The Board of Directors expects that one or more representatives of the Auditors will be present at the meeting. The Auditors will then be given the opportunity to make a statement, and will be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 2.

                              III. OTHER MATTERS

  The Board of Directors knows of no other matters to be presented, but if any other matters properly come before the Annual Meeting it is intended that the persons holding proxies will vote thereon in accordance with their best judgments.

  When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted as indicated thereon or, if no direction is indicated, in accordance with the recommendations of the Board of Directors.

                              IV. CERTAIN REPORTS

  Based upon reports furnished to the Company, all reports required to be filed during or concerning the Company's 1996 fiscal year, by officers, directors and principal shareholders, pursuant to Section 16 of the Securities Exchange Act of 1934 (Form 3, Initial Statement of Beneficial Ownership; Form 4, Statement of Changes of Beneficial Ownership; and Form 5, Annual Statement of Beneficial Ownership), were timely filed with the Securities and Exchange Commission.

                                       By Order of the Board of Directors

                                       Ira W. Berman,
                                       Chairman of the Board of Directors

East Rutherford, New Jersey
June 3, 1997

                              CCA INDUSTRIES, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

  The undersigned, revoking all prior proxies, hereby appoints David Edell and Ira W. Berman, and each of them, proxies and attorneys in fact, with power of substitution, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders of CCA INDUSTRIES, INC., to be held at the Grand Hyatt Hotel, Park Avenue at Grand Central Station, New York, New York, on July 15, 1997 at 4:00 p.m., and to vote as directed below upon the proposals, and in their discretion upon such other business as may properly come before the meeting or any adjournment thereof (all as more fully set forth in the Notice of Meeting and Proxy Statement, receipt of which is hereby acknowledged).

  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, IT WILL BE VOTED "FOR" THE ELECTION OF SIDNEY DWORKIN, RAMI G. ABADA AND DUNNAN EDELL AS DIRECTORS, AND "FOR" THE PROPOSAL IN RESPECT OF THE APPOINTMENT OF SHEFT KAHN & COMPANY L.L.P.

                                           SEE
                                         REVERSE
                                           SIDE
                         (TO BE SIGNED ON REVERSE SIDE)

[X]  PLEASE MARK YOUR
     VOTES AS IN THIS EXAMPLE.


1. Election of      FOR           WITHHELD
   Directors        [_]             [_]         Nominees:
                                                           Sidney Dworkin
                                                           Rami G. Abada
                                                           Dunnan Edell

For, except vote withheld from the following nominee(s):

_______________________________________________________

2. Ratification of the Board of              FOR       AGAINST      ABSTAIN
   Directors' appointment of Sheft Kahn      [_]         [_]          [_]
   & Company L.L.P. as the Company's
   independent, certified public
   accountants for the fiscal year
   ending November 30, 1997








SIGNATURE(S) _____________________________ DATE _____________
NOTE: PLEASE SIGN EXACTLY AS YOUR NAME OR NAMES APPEAR HEREON. EACH JOINT OWNER MUST SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD INDICATE THOSE CAPACITIES.